EXHIBIT 23.2



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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use in this registration statement of our report dated October 20, 2004 on the financial statements for Naprodis, Inc. for the years ended August 31, 2004 and 2003, and to references to our firm as accounting and auditing experts in the prospectus.


Denver, Colorado
January 12, 2005                            /s/  COMISKEY & COMPANY
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                                            PROFESSIONAL CORPORATION